SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC






                                    FORM 8-K





                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                          Date of Report: JUNE 26, 1997




                        GOLDEN EAGLE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)




        Colorado                      0-23726                   84-1116515
     ---------------                ------------             ------------------
     (State of other                (Commission                (IRS Employer
     jurisdiction of                File Number)             Identification No.)
      incorporation)




          4949 South Syracuse Street, Suite 300, Denver, Colorado 80237
          -------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (303) 694-6101
                                                           ---------------

Item 1. Changes in Control of Registrant
        --------------------------------

        None


Item 2. Acquisition or Disposition of Assets
        ------------------------------------

        None


Item 3. Bankruptcy or Receivership
        --------------------------

        None


Item 4. Changes in Registrant's Certifying Accountant
        ---------------------------------------------

        None


Item 5. Other Events
        ------------

        None


Item 6. Resignation of Directors
        ------------------------

        None


Item 7. Financial Statements, Pro Forma Financials and Exhibits
        -------------------------------------------------------

        Financials:             None.

        Exhibits:               Letter to Shareholders sent with copies of 1996
                                Form 10-KSB as an Annual Report.




                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  June 26, 1997                        GOLDEN EAGLE INTERNATIONAL, INC.




                                            By:  /S/  MARY A. ERICKSON
                                                 -------------------------------
                                                 Mary A. Erickson, Secretary

                        Golden Eagle International, Inc.
                4949 S. Syracuse St., Ste. 300 , Denver, CO 80237
                      (303) 694-6101, (303) 694-6021 (fax)



                                  June 23, 1997


Dear Shareholder:

     I would like to introduce myself as well as update you on three critical points regarding your ownership of shares in Golden Eagle International, Inc. ("the Company").

     First, my name is Terry C. Turner. I was appointed by the Company's Board of Directors as a Director, President and CEO on February 14, 1997. For more than a year prior to that time, from January 1996 until my appointment, I represented the Company in Bolivia as its attorney. The Company hired me at that time because I had the distinction of being the only attorney residing in Bolivia who was admitted to practice law in both the United States (Utah) and Bolivia (first and only North American attorney admitted to practice law in that country). Also, I had 13 years of experience working in Bolivian mining--with significant experience in the Tipuani Mining District where the Company's operations are located. During that period of representation, I worked with the Company's management in Denver, Colorado, and the Company's subsidiary's management in La Paz, Bolivia, on important legal and administrative issues regarding contract negotiations and doing general business in Bolivia. My resume is discussed below in more detail, or is available in the Company's 1996 Form 10-KSB Annual Report which should accompany this letter. If you did not receive a copy of the Company's Form 10-KSB, please write or phone the Company at its address above in Denver, Colorado, to request a copy.

     The three critical points on which I would like to update you as a shareholder in the Company are the obvious three that every shareholder has a right to know:

          1. Recent History: Where has the Company been?

          2. State of Operations: Where is the Company currently?

          3. Strategy for Growth: Where is the Company going?

     I have to ask you at the outset to forgive the encyclopedic nature my response may appear to be in answering these three questions - my preference would have been to have had our first introduction be a short, courteous one. However, the Company has accomplished some incredible things in the recent past, is carrying out a clearly-defined operating program currently, and has some interesting strategic growth plans for the future; about all of which you have a right to be informed.

     In addition, the recent Bre-X scandal, regarding a Vancouver-based gold exploration company, has rocked the entire mining and business community worldwide and is on the mind and lips of every person with whom I speak in both North and South America. It has brought to our attention the importance of every serious mining company taking more vigorous steps to disclose any and all material information to its shareholders - and the public in general - so that they may make informed investment decisions. Obviously, all mining companies, even the majors, will now be held to a new, higher standard of scrutiny by the regulatory agencies, institutional investors, the investing public, and the mining industry's own professionals. The Company's Board of Directors and management have discussed this fact at great length and believe that this new scrutiny will be positive for the Company's current and future shareholders. Golden Eagle International, Inc. is committed to meeting this new, higher standard of scrutiny.

Letter to Shareholders
June 23, 1997
Page 2


         With regard to the above discussion, please take very careful note of the following:

          This letter should not be relied upon by itself to make informed investment decisions. Any and all investment decisions should also be based upon a full and complete review of the disclosures contained in the Company's Form 10-QSB Quarterly Reports, and Form 10-KSB Annual Reports, in addition to discussions with independent professionals after their review of the reports referred to above. These reports will be provided to any interested party, upon request, and at no charge.

          To date, the Company has generated no revenue, while incurring significant operating losses, and is considered a "development stage company."

          This letter is not a solicitation to buy, nor an offer to sell, any security.

          The intent of this letter is to provide the Company's shareholders with information regarding the Company's management's assessment of the Company's recent and current activities, as well as management's strategic planning for the future. Management may, or may not, have accurately assessed the Company's activities; and may, or may not, be able to implement its strategic planning for the future. Each shareholder, or potential shareholder, must evaluate management's position based on the disclosures contained in the Company's reports referred to above.


I. Recent History: Where Has The Company Been?
   -------------------------------------------

     In 1994 and 1995 the Company experienced several failed attempts to acquire gold and copper mining properties in North America. Those attempts are discussed in detail in the Company's 1994, 1995 and 1996 Form 10-KSB Annual Reports.

     This letter will focus on the Company's successful negotiation of mining rights on 2,004 hectares (4,810 acres) of mining concessions owned by the United Cangalli Gold Mining Cooperative, Ltd. ("United Cangalli") in Cangalli, Bolivia, beginning in the latter months of 1995.

     The following is a comprehensive historical explanation, in chronological order, of the events relating to the acquisition of the mining rights, subsequent operations in Bolivia, and other significant events regarding the
Company:

     A. Initial Reconnaissance of the Cangalli Area Within the Tipuani Mining District and Pre-Feasibility Report.

          In October 1995, the Company's management began reviewing mining opportunities in Bolivia. The Cangalli area had been presented with strong credentials. Historically, the Cangalli area, which lies in the heart of the Tipuani Mining District, had been the largest gold-producing  area in Bolivia.  Government  estimates,  and those of

Letter to Shareholders
June 23, 1997
Page 3


          geologists writing on the subject(1), put the gold production of the Tipuani Mining District during its known history at 1,000 metric tons (32,150,000 troy ounces ["ozt"]). (The Company's management was unable to verify these estimates as being accurate and has not relied upon them, but believes that they were made in good faith after an evaluation of all of the known records and information.)

          In late 1995, the Company contracted an independent consulting firm from Denver, Colorado, to perform a site evaluation and gather sufficient information to make a recommendation to the Company's Board regarding the site's potential feasibility as an exploration and development target. The consulting firm's initial report was positive and a full pre-feasibility report was commissioned by the Company in December 1995.

          The independent consultant's pre-feasibility report was presented to the Company in January 1996(2). That report evaluated the Cangalli area very positively and calculated potential mineralization at two points within the United Cangalli concessions: the open-pit prospect at Chaco and the Cangalli Shaft underground workings.(3) The calculations for those two points were as follows:

                                                Potential Mineralization
                   Site Name                     in Troy Ounces of Gold
                   ---------                     ----------------------

                   Chaco                                109,996 ozt

                   Cangalli Shaft                     5,413,505 ozt

          The report indicated that these two sites were among at least 15 other gold-bearing sites within the United Cangalli concessions. (The Company cannot assure that this report is accurate, nor that the mineralization stated can be economically mined. The report was produced by an independent consulting firm which was responsible for its accuracy. However, the Company's management did conclude that the report was a very strong indicator of a large, gold-bearing deposit, and a mineralized trend suggesting geological continuity.)

     B.   Letter of Intent, Formation of a New Subsidiary and Private Contract.

          After receiving the favorable pre-feasibility report, the Company's management negotiated the terms of an understanding and signed an initial Letter of Intent with the Board of Directors of the United Cangalli Gold Mining Cooperative on January 19, 1996, in Cangalli,
          Bolivia.  Within  days  management  had formed  Golden  Eagle  Bolivia
          Mining, S.A. ("GEBM"), a Bolivian company in which the Company initially owned a 74% interest. The Company later acquired an additional 19% from its Bolivian partners, to own a total of 93%.


---------------
(1) Technical Geological Report on the Gold Deposits at Cangalli, Bolivia, G. Paravicini, M.A., Eng. April 1997; pp. 4, 9.
(2) The Gold Deposits of the Tipuani Basin, Bolivia, with Proposed Development and Mining of the Cangalli and Chaco Deposits; A.F. Trites; January 1996.
(3)  Id., pp. 21, 34.

Letter to Shareholders
June 23, 1997
Page 4



          On January 25, 1996, the officers of the newly-formed GEBM signed a private contract with United Cangalli for exclusive mining rights to the 2,004 hectares (4,810 acres) owned by United Cangalli. The significant terms of that Contract were:

          i.   a 25-year term, with an option for an additional 25-year term;

          ii. an 18% gross royalty on all gold recovered payable to United Cangalli;

          iii. a commitment by GEBM to rehabilitate and operate the Cangalli Shaft;

          iv. a commitment by GEBM to invest a minimum of $3 million in the exploration and development of the concessions within 420 days from the signing of the Contract;

          v. a commitment by GEBM to loan, interest-free, $100,000 to United Cangalli to assist in satisfying several of its pending obligations, with repayment to GEBM from United Cangalli's gross royalty on production;

          vi. a commitment by GEBM to grant to United Cangalli, without further obligation of repayment, $100,000 to assist in satisfying pending obligations;

          vii. all ownership of equipment and machinery brought on-site for the exploration and mining of the concessions remains vested in GEBM until GEBM either withdraws because of a lack of feasibility, completes its 25-year term and elects not to exercise its option, or exercises its option and completes another 25-year term;

        viii. a voluntary commitment on GEBM's part to cooperate with United Cangalli, and the Cangalli village leadership, to improve fundamental health and medical treatment in the area; to review and improve the overall sanitary conditions relative to the potable water and sewer systems; and to contribute to upgrading the standard of education in the village.

          I am recounting the history behind the signing of the contract with United Cangalli, and the contract's significant terms, even though that information is contained in the Company's 1996 Form 10-KSB Annual Report, because I believe that a more detailed explanation is warranted.

          First, I am often asked why this opportunity still existed in Bolivia, and why a small gold exploration and mining company from Denver, Colorado was the one to find it and secure the mining rights.

          I believe the answer is found in the idiosyncracies of mining cooperatives in Bolivia. The Tipuani Mining District had been labeled for several decades as "No Man's Land" for traditional mining companies precisely because gold mining cooperatives owned such a high percentage of the mining concessions. The cooperatives, made up of between 15 to 118 members, with little or no administrative expertise,

Letter to Shareholders
June 23, 1997
Page 5


          were judged to be difficult organizations with which to work. Each member was equal to the other in rank, vote and authority. In addition, world politics during the 60's, 70's and 80's created a tendency in these cooperatives toward socialism and away from free-market concepts.

          When private mining companies did enter into joint-venture agreements with the cooperatives, the terms were almost always: 1) the cooperative received 50% of the gold production for putting in the property; 2) a 1- or 2-year contract term; and 3) the cooperative kept any equipment and machinery at the expiration of the short contract term. Significantly, these private companies were not required to, and therefore never did, invest anything back into the development of the community or its infrastructure. For that reason the Tipuani Mining District is still extremely underdeveloped today despite the many millions of ounces of gold which have been mined there.

          In late 1995, the Company's management - principally the Company's President at the time, Ronald A. Knittle, and the Corporate Secretary and one of the Directors, Mary A. Erickson - had the vision to see, and the courage to pursue, this mining opportunity in light of changing world and local politics which would allow participation by American private enterprise. They also knew that United Cangalli, even with 118 members, was one of the oldest, most well-organized, and stable cooperatives in the Tipuani Mining District. However, the most important point by far was their attitude toward the people of United Cangalli and the Cangalli village. Their voluntary commitment, on the Company's behalf, to include contract language providing for cooperation with the cooperative members to improve their daily living conditions, and that of their families, left United Cangalli's Board of Directors deeply impressed, and resulted in a great deal of flexibility on other significant contract terms.

          As an example, a 25-year contract period, and an option for an additional 25-year period, are unheard of in the District. Such terms allow the Company the ability to plan exploration and mining efforts well into the future.

          An 18% gross royalty, while high by North American standards, is a very modest royalty in the District. In fact, if the property proves up in accordance with the initial reports and sampling results, the royalty will have been a small ongoing price to pay.

          Also, the negotiation of a minimal initial investment on the loan and grant funds for United Cangalli, which pursuant to the contract have been stretched out over the first year and into the second, was another reasonable feature of the contract.

          In retrospect, after 14 years of experience in Bolivia and several specific cases of negotiating with cooperatives, I believe that the foregoing analysis is the answer to the question of why this opportunity still existed, and why the Company was able to seize the moment.

          If you ever have the opportunity to meet Mr. Knittle or Ms. Erickson, you might want to thank them for their important accomplishment on behalf of the Company and its shareholders. Mr. Knittle is no longer with the Company; however, Ms. Erickson, after recently serving several months as the Company's President, has accepted an appointment again as Corporate Secretary and continues to serve as one of the Company's Directors.

Letter to Shareholders
June 23, 1997
Page 6


     C.   Changes in Company Management During 1996.

          Ronald A. Knittle, who had served as a Director, President and CEO of the Company since November 1994, resigned from those positions in May 1996. As stated above, Mr. Knittle was instrumental in the negotiations that resulted in the acquisition of the United Cangalli mining rights.

          Mr. Knittle is now working independently to address the serious medical, health, education and housing needs in Bolivia that he experienced first-hand while working there.

          Ronald Sparkman was appointed interim President in May of 1996 and served until July 4, 1996.

          Mary A. Erickson, then serving as Corporate Secretary, was appointed as President on July 4, 1996 and served in that capacity until February 14, 1997. She has again assumed the position of Corporate Secretary. Although it may seem to be a repetition of the praise for Ms. Erickson already given above regarding the acquisition of the mining rights on the United Cangalli concessions, I think that the Company's shareholders should be aware of Ms. Erickson's additional contributions to the Company's welfare during her term as President.

          During some very critical times in the key development stage of the Cangalli properties, Ms. Erickson was able to secure loans to the Company, often only by providing her personal guarantee. To obtain the most recent bank line of credit of $1 million approved for the Company in the first quarter of 1997, Ms. Erickson had to pledge the majority of her personal stock in the Company.

          However, not even the pledge of her stock equals the investment of time and personal energy that I watched her make to:

          i.   bring the Company's reporting requirements current;

          ii. oversee, long distance, the re-negotiation, improvement and execution of a new contract with United Cangalli;

          iii. administer the formation of the Company's new subsidiary in Bolivia, Eagle Mining of Bolivia, Ltd, eliminating a number of issues bearing on GEBM and the original contract with United Cangalli;

          iv. engineer a $1 million mining equipment acquisition in Bolivia for stock, leaving the Company's much-needed cash intact; and,

          v. initiate a comprehensive exploration program on the Cangalli concessions.

Letter to Shareholders
June 23, 1997
Page 7



     D. Workings in the Cangalli Shaft Establish Both Lateral Walls of the Paleo-Canal.

          On September 18, 1996, the Company issued a Form 8-K Current Report indicating that the Company's subsidiary had "reached the Paleo-canal inside its exploratory shaft on the Cangalli prospect in Bolivia." The Paleo-canal is sometimes also referred to as the Paleo-channel, the Paleo-tipuani or the Ancient River Bed. This ancient course of the Tipuani River was filled with the conglomerate material known as Cangalli. An independent mining engineer and geophysicist retained by the Company to study the Cangalli concessions described the Paleo-canal and its subsequent refilling as follows:

               "Over the Paleozoic Basement lies the Cangalli Formation of the late Tertiary Age-Miocene-Pliocene, named after the village on the Tipuani River where this conglomerate, generally hardened, forms the surrounding hills where United Cangalli has its concessions, and Golden Eagle's subsidiary its center of operations. The thickness of the Cangalli varies from 500 to 2,500 m (1,640 ft. to 8,202 ft.)."(4)


          The importance of this event was the confirmation of the subsidiary's mining labors directed toward reaching the floor of the Paleo-canal. For over 50 years, miners in the Tipuani Mining District have sought to reach the floor of the Paleo-canal in various locations along its course. The Company's consulting mining engineer/geophysicist explains why in his recent report:


               The ore grades mined were usually very high - from a few tens of grams to many troy ounces per cubic meter. As much as 125 kg. (4,019 ozt) of coarse gold have been recovered from as little as eight m3 (10.5 y3) of gravel found in a pocket in a small bedrock depression. This was based on information well-documented in the Aramayo Company records. This company also reported that in l944, at Tujojahuira, a single sample yielded 112 kg. (3,600 ozt) of gold in 12 m(3) (15.7 y3) of material."(5)

     E.   Company Formed New Majority-Owned Operating Subsidiary.

          On October 2, 1996, the Company formed a new majority-owned operating subsidiary, Eagle Mining of Bolivia, Ltda.. ("Eagle Mining"). The Company owns 84% of the new subsidiary's stock; Mary A. Erickson, former President and current Corporate Secretary and Director, owns 3%; and Rene Velasquez, Eagle Mining's President, owns 13%.

     F. Company's Newly-Formed Operating Subsidiary Entered Into a Public Contract with United Cangalli.

          In October of 1996, Eagle Mining assumed GEBM's contract rights and renegotiated its contract with United Cangalli. The new contract was protocolized, or recorded, with the Notary of Mines in La Paz on November 11, 1996. The new contract provides for a gross royalty of 18% of the gold production for United Cangalli, as it did previously. However, all other performance dates were changed so that Eagle Mining commited to complete first-phase exploration and open one work front, in addition to the Cangalli shaft, by April 20, 1997; to open two additional work fronts by December 6, 1997; and to invest a minimum of $3 million in the project.

--------------
(4) Technical Geological Report on Gold Deposits at Cangalli, Bolivia; G. Paravicini, M.A., Eng,; April, 1997; p. 13.
(5)  Id., p.10.

Letter to Shareholders
June 23, 1997
Page 8


          The Company has recently opened an additional workfront in the Cangalli open pit and is working toward its $3 million commitment. To date, the Company has expended substantial sums toward this commitment, including the acquisition of $1 million worth of recovery and other mining equipment. With additional funding sources obtained earlier this year through private stock purchases and the extension of a $1 million line of credit from a Texas bank, we believe this commitment has, in large part, been met.

          In addition, Eagle Mining committed to provide to United Cangalli $200,000 for reduction of United Cangalli's prior obligations; $100,000 in the form of a loan and $100,000 in the form of a grant. Eagle Mining completed funding of the $100,000 loan to United Cangalli prior to year-end 1996, and as of this date has substantially completed the additional $100,000 grant.

     G. Company's Management Commissioned an Additional Independent Geological Resource and Mining Feasibility Study of the Concessions Under Contract.

          In early December 1996, the Company commissioned Guido Paravicini, M.A., Eng., a Bolivian mining engineer and geophysicist, to carry out the following tasks relative to the gold deposits at Cangalli, in the Tipuani Mining District of Bolivia:

          i.   Review  the  geological  literature  and  studies  regarding  the
               region,   the  Tipuani  Mining  District,   and  the  local  area
               surrounding Cangalli;

          ii. Conduct field studies of the local geology, along with conducting a sufficiently-in-depth sampling program to verify the mineral resources and reserves on the claims owned by the United Cangalli Gold Mining Cooperative, which are controlled under contract by Golden Eagle's Bolivian subsidiary;

          iii. Recommend further exploration and confirmation work to be carried out and appropriate mining methods to be employed; and

          iv. Verify Golden Eagle's subsidiary's rights to legally mine the claims under study.

          Mr. Paravicini holds a Bachelor's Degree in Humanities (Mathematics) from the University of Santiago, Chile; a Bachelor's Degree in Mining Engineering from the Technical University of Oruro, Bolivia; and a Master's Degree in Geophysics from Washington University in St. Louis, Missouri. In addition, he has received certificates from Havard University in Geology and Geophysics; Michigan State University in Communications; the United States Agency for International Development in Geophysics; the Japanese International Cooperation Agency in Mining & Metalurgy; and a Diploma of Merit in Geology from the United States Geological Survey.

          Mr. Paravicini was Chief Exploration Geologist for 19 years for the National Bolivian Mining Corporation ("Comibol") specializing in gold and tin exploration.

Letter to Shareholders
June 23, 1997
Page 9

          On January 20, 1997, Mr. Paravicini issued a summary report of his findings, "Summary Geological Report on the Gold Deposits at Cangalli, Bolivia". Subsequently, Mr. Paravicini issued a full report on his findings, "Technical Geological Report on the Gold Deposits at Cangalli, Bolivia"; G. Paravicini; April, 1997. This report's most significant finding stated:

               "The resources previously estimated for the concessions under Golden Eagle's subsidiary's control at Cangalli were calculated with a conservative average grade of .500 g/m3 (0.012 ozt/y3). This calculation, on the basis of the sampling program shown in this Report, will have to be increased by approximately 28 times, or to an average grade of 14.049 g/m3 (0.34 ozt/y3). Using the definitions set out above, and the overwhelming evidence of geologic continuity, it is this author's opinion that the portion of the Cangalli claims that has been studied, which would have been in any event less than half of the claims under contract, contains an Indicated Resource of 60,771,704 ozt of gold and an Inferred Resource of 111,414,800 ozt of gold."(6)

          (The Company cannot assure that this report is accurate, nor that the resources stated can be economically mined. The report was produced by an independent consulting mining engineer/geophysicist who was responsible for its accuracy. However, the Company's management did conclude that the report was a very strong indicator of a large, gold-bearing deposit, and a mineralized trend suggesting geological continuity. Mr. Paravicini owns no stock or options in Golden Eagle and is paid a fee for his professional services.)


II.  State of Operations:  Where Is The Company Currently?
     -----------------------------------------------------

     Since its inception Golden Eagle International, Inc. has been a "development stage company". In particular, during the five quarters since the Company's first Bolivian subsidiary signed a contract for the mining rights on the United Cangalli concessions, January 25, 1996, the Company has been in the mode of mine expansion and rehabilitation in the Cangalli Shaft, and exploration and site development for an open pit prospect. The Company has now been informed by the managment of its Bolivian subsidiary, Eagle Mining of Bolivia, Ltd. ("Eagle Mining"), that full-scale production will commence from the Cangalli Shaft and from the Chaco open pit in the third quarter of 1997. The following is a summary of some of the recent events which have occurred in the first two quarters of 1997:

     A.   Changes in Company Management During 1997.

          Terry C. Turner. On February 14, 1997, the Company's Board of Directors appointed me, Terry C. Turner, 44, as a Director, President and CEO. I received a B.A. in Political Science and a B.A. in Spanish in 1977 from the University of Utah. I received a Juris Doctorate in 1980 from Brigham Young University. I am a member of the Utah State Bar and am admitted to practice in the State and Federal Courts of Utah, and the 10th Circuit Court of Appeals. I am also a member of the Bolivian College of Lawyers (Bolivian Bar Association) and am the first American attorney admitted to practice law in Bolivia.



---------------------


(6) Technical Geological Report on the Gold Deposits at Cangalli, Bolivia; G. Paravicini; April, 1997. p. 32.

Letter to Shareholders
June 23, 1997
Page 10

          From 1980 to 1983 I practiced law with a firm in Salt Lake City, Utah. From 1983 to my appointment with Golden Eagle I worked with several mining companies in Bolivia as an officer, general counsel or outside counsel. From January 1996 until my appointment with the Company in February 1997, I was corporate counsel in Bolivia for the Company and its subsidiaries. For more complete information, please consult the Biographical Information section of the Company's Form 10-KSB Annual Report for 1996.

          Mac DeLozier, 53, was appointed by the Company's Board of Directors as Executive Vice President for Bolivia in May 1997. Mr. DeLozier graduated from Oklahoma State University in 1966 with a B.A. in History, a B.A. in Political Science and a B.A. in Languages. Mr.
          DeLozier began a 31-year association with Bolivia in 1966 when he joined the Peace Corps and was assigned to Bolivia. After serving five years in the Peace Corps, he entered a successful 18-year career as a cattle rancher in Bolivia's Amazon drainage. Mr. DeLozier has also managed a gold mine (1980-81), served as the general purchasing agent for the American Embassy in Bolivia (1981-85), and most recently, has been the International Sales Representative in Bolivia for Toyota, Chevrolet and Hyundai (1989-97).

     B.   Formation of a Technical Advisory Board.

          In May 1997, the Company's Board of Directors formed a Technical Advisory Board to assist the Company with the evaluation, exploration and operation of its current Bolivian property, and any future acquisitions. This Advisory Board will initially consist of three members with broad backgrounds and extensive experience with major mining companies. They are as follows:

          Max S. Staheli. Mr. Staheli received a B.A. in Finance and an MBA from the University of Utah. He has worked for KPMG Peat, Marwick & Co. in Honolulu, Hawaii in the late 60's, and nine years as a manager with Atlantic Richfield Co. (1973-82); however, his most recent corporate experience contributes most notably to Golden Eagle's future. Mr. Staheli spent the last 14 years with Barrick Gold Corporation, most recently as their Controller of South American Operations headquartered in Lima, Peru. Mr. Staheli developed and implemented administrative policies and procedures for Barrick's launch into South America. He also successfully built the corporate structure for Barrick's extensive exploration and development program, which included Bolivia. Mr. Staheli was instrumental in the rapid growth of Barrick Gold Corporation in the South Amercan market between 1994-96.

          Ronald L Atwood, Ph.D. Dr. Atwood received a B.S. in Metallurgical Engineering , and a Ph.D. in Metallurgy from the University of Utah. He has published nine papers on various aspects of metallurgy. He holds numerous patents in the field of extractive metallurgy. Dr. Atwood has been a professor of metallurgy at Michigan Tech (1972-74) and the University of Idaho (1974-75). Dr. Atwood has served on the board of Newmont Exploration, as well as Chief Metallurgist for Foote Mineral (1975-82), Director of Research for Newmont Gold (1986-87) and Newmont Metallurgical Services (1987-89), all divisions of Newmont Mining. Dr. Atwood currently serves as Vice President of Bolivian Copper Chemical Company, S.A., in La Paz, Bolivia, which has recently entered into an agreement with an Australian resource company for the development of a large copper deposit in Bolivia.

Letter to Shareholders
June 23, 1997
Page 11

          Donald M. Hausen, Ph.D. Dr. Hausen received a B.S. in Geology from Idaho State College, an M.S. in Geology from the University of Oregon, and a Ph.D. in Geology from Columbia University in New York. He has served as the Chairman of the Process Mineralogy Commitee of the SME-AIME on several occasions. Dr. Hausen is a member of the Mineralogic Society of America; Society of Economic Geologists; CIM; Ore. Geol. Reviews (Editorial Advisory Board); and the International Congress of Applied Mineralogy. Dr. Hausen has worked for the U.S. Army Corp of Engineers, U.S. Bureau of Mines, Atomic Energy Commision, Union Carbide Nuclear Company, Newmont Exploration Limited (Chief Mineralogist, 1964-87), and Newmont Metallurgical Services (Chief Mineralogist, 1987-90).

          Dr. Atwood has already made a site visit to the Cangalli property (June 4-10, 1997), has reviewed the current exploration and mining underway, and has made recommendations on the installation of a new fine gold recovery circuit.

     C.   $1 Million Line of Credit.

          During the first quarter of 1997 the Company was approved for a $1 million line of credit by a bank in Houston, Texas. The same bank issued a $240,000 bridge loan to the Company in February 1997. At the beginning of the second quarter of 1997, disbursements were made to the Company on the line of credit and the bridge loan was paid off completely at that time.

     D.   Company's Regulatory Filings Current.

          The Company filed with the Securities and Exchange Commission its required Form 10-KSB Annual Report for 1996 and its Form 10-QSB Quarterly Report for the first quarter of 1997 within their respective extension periods. In addition, all 1996 quarterly reports and amended 1995 10- QSBs have been filed with the SEC. The Company is current in all of its regulatory reporting requirements and expects to remain so in the future, with timely filing on all subsequent reports.

     E.   Significant Equipment Purchases.

          The Company, or its subsidiary, Eagle Mining, has made the following significant equipment purchases:

          i. $1 Million San Silvestre Acquisition. On September 18, 1996, the Company initiated the acquisition of $1 million worth of mining equipment and a recovery plant located in Bolivia in exchange for $20,000 in cash and convertible debentures which could be converted into the Company's common stock. The transaction was closed on February 10, 1997. The Company acquired an electro-generator; two large air compressors; two mine drills; ore cars; mine rail; a jaw crusher; a 4 x 4 ball mill; an apron feeder; a classifier; a static thickener; a Reichert spiral concentrator; two centrifugal bowl concentrators; a vibrating table concentrator; various pumps; electrical panels and support equipment; a conical ball mill; an amalgamator; various sets of tools; mine ventilators with sleeves; radios and support equipment; a mine hoist; and various mine supplies.

Letter to Shareholders
June 23, 1997
Page 12


          ii. Two Bulldozers. In early April 1997, Eagle Mining purchased two used D85 Komatsu bulldozers in excellent condition and transported them on-site. Since their arrival at the mine, the two bulldozers have been improving the infrastructure by repairing roads destroyed during the rainy season which ended in April. In addition, the two bulldozers have opened up the Chaco open pit site, preparing the pad location for the recovery plant and other necessary infrastructure work, fulfilling the contract requirements.

          iii. Diamond Core Drill Acquisition. In early May 1997, the Company purchased in Bolivia an Atlas Copco Diamec 252 Diamond Core Drill in anticipation of beginning its reserve confirmation core drilling schedule on the Cangalli property. A current reserve confirmation program, which has been underway since the end of April 1997, is using the results from 1,000 trench samples to establish six initial target drill sites for a projected 2,000 meters (6,560 feet) of diamond core drilling. These six "perimeter" holes will permit more detailed geological mapping and the projection of an in-fill drilling schedule.

     F. The Floor of the Paleo-canal, Development Work and Projected Production During Third Quarter.

          The Company announced the discovery of the Paleo-canal in September 1996, and has been working on its floor since April 1997. Drifts have now been cut up and down the length or strike of the canal itself and the decline ramp leading from the consolidated mine workings at Level -237 down to the floor workings (approximately -280) have now been widened to facilitate production. In addition, a mine hoist has been installed at the beginning of the decline ramp and rail has been installed to the canal floor.

          The combination of these mining factors, and the initial results from ore sampling by the on-site engineers in the paystreak on the Ordovician Bedrock at both levels -237 and -280 (an average of 21.145 g/m3 [0.52 ozt/y3] of gold in preliminary sampling),(7) has led Eagle Mining's management to project production from the Cangalli Shaft, beginning in the third quarter 1997, of 54.4 kilograms (1,700 ozt) of gold per month, with an increase by the end of the fourth quarter to
          81.6 kilograms (2,550 ozt) of gold per month. (This projection assumes production of 25 days per month at 100 m3 [180 tons] per day initially, escalating to 150 m3 [270 tons] per day by the end of the fourth quarter 1997. In addition, the subsidiary's management assumes the installation of an improved gold recovery plant, which is on-site and currently being installed, by the beginning of the third quarter 1997. Further, sampling yield averages rarely are consistent throughout a prospect's volume of material, and the Company will, in all probability, experience substantially lesser yields in production as opposed to sampling yields.)



--------------
(7) Technical Geological Report on the Gold Deposits at Cangalli, Bolivia; G. Paravicini; April, 1997. p.28.

Letter to Shareholders
June 23, 1997
Page 13

          With a projected sales price of $350 per ozt, gross sales would begin at $595,000 per month and rise to $893,000. Production costs per troy ounce have still not been projected by Eagle Mining's management due to numerous undetermined factors. (Please note that the Company cannot guarantee that its subsidiary will reach its projections, nor that any net revenues would result from any gross sales amounts. These projections assume operation and that no major operating difficulties will be encountered. However, there is a probability that operating difficulties will be encountered which could affect these estimates. Further, these are internal projections and should not be used as a basis for making any investment decision.)


III.  Strategy for Growth:  Where Is The Company Going?
      ------------------------------------------------

     The Company's strategy for growth could be summarized in one word: diversification. The Company's Board and management have concluded that the Company must be growing in three areas, and that the Company cannot afford to "have all of its eggs in one basket" in any one of those areas:

     A. Exploration.

          i. Potential Mineralization. The Company's most recent report indicates significant mineralization on the Cangalli concessions. Because the numbers are so large, management has chosen to view them as "a very strong indicator of a large, gold-bearing deposit, and a mineralized trend suggesting geological continuity." However, that statement is just the beginning. That is why the Company immediately requested that Mr. Paravicini assemble a team of exploration geologists in April 1997 to follow-up on his initial findings with a program of 1,000 trench samples and the establishment of six perimeter diamond core drilling sites. Once that study is completed, the in-fill drilling can begin, until the mineralization projections are proven up into resources or reserves.

          ii. Two More Open Pit Sites. The Company is required by contract to open up two additional work fronts by December 6, 1997. Our exploration program, while accommodating the "big picture" on proving up overall reserves, must also focus on providing smaller production targets for immediate development.

     B. Future Production Plans

          i. The Cangalli Shaft. Production will begin here within the next few weeks. Because of the higher production costs associated with underground mining, the goal will always be to move away from the shaft toward open pit, bulk mining if circumstances permit. However, the shaft has now reached its destination - the floor of the Paleo-canal - and we would like to see the production numbers meet everyone's expectations.

          ii. Three Open Pits. Three open pits, or work fronts, are required "to be opened" by the Company's subsidiary's contract with United Cangalli. Currently, the Chaco open pit is "open" and is projected to begin producing during third quarter 1997. Obviously, by December, in the end of the fourth quarter 1997, two more sites must be "opened". This is actually a positive requirement for the Company since it meets our diversification goals.

Letter to Shareholders
June 23, 1997
Page 14

     C.   Property Acquisition.

          i. Properties Within the Area of Influence. The Company currently controls 2,004 hectares (4,810 acres) in Cangalli, Bolivia. It is not management's intention to become overly-preoccupied with acquiring adjacent properties; however, several have been offered and it may be prudent to acquire a substantial buffer or area of influence around our current control area.

          ii. The Precambrian Shield. The Company has been approached about gold properties in the Precambrian Shield in eastern Bolivia. Currently, there is a gold rush going on in that region. Several Vancouver-based companies have fairly large landholdings and are publishing very impressive numbers. Again, in keeping with the goal of diversification, Company management will continue to evaluate these possibilities as they present themselves.

     As I said at the beginning, please accept my apology for the encyclopedic nature of this letter. I believe that it is apparent that so many things have been happening that one long discussion was necessary to get us back in communication. From now on, I will keep it short and to the point.

     We are excited about our project in Bolivia and about the prospects for Golden Eagle's future. Thank you for your continuing support. Please contact me with any questions or comments.

                                         Warmest regards,



                                         /S/  TERRY C. TURNER
                                         ---------------------------------------
                                         Terry C. Turner
                                         President & CEO

TCT/me
enclosure